Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted Investor Relations Manager (303) 440-5330 ext. 350 bhusted@spectralink.com	Nancy Hamilton Chief Financial Officer (303) 440-5330 ext. 524 nhamilton@spectralink.com

SpectraLink Delivers Record Revenues for the Quarter

BOULDER, Colo. — July 16, 2003 — SpectraLink Corporation (Nasdaq: SLNK) today reported net income for the second quarter of 2003 that grew by more than 78% over the same period a year ago, totaling $2.3 million, or $0.12 per diluted share. In addition, record quarterly revenue of $18.6 million increased by more than 22% over the same quarter last year, and almost 28% sequentially from the first quarter to the second quarter of 2003. In 2002, second quarter net income was $1.3 million, or $0.07 per diluted share, on revenue of $15.2 million.

For the six months ended June 30, 2003, earnings per diluted share were $0.18 on net income of $3.4 million with revenue of $33.2 million. For the same period a year ago, earnings per diluted share were $0.11 on net income of $2.2 million with revenue of $29.1 million.

“I am extremely pleased with such strong financial results especially during a quarter when we were committed to a successful launch of our new product family,” said Bruce Holland, SpectraLink president and CEO. “I am also pleased that we continue to deliver positive quarterly net income and cash from operations, sustaining this performance for close to five years.”

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Webcast Information

SpectraLink will hold an audio webcast to discuss second quarter 2003 earnings results, today, July 16, at 4:30 p.m. Eastern Time. You can access the webcast and replay at www.spectralink.com.

About SpectraLink

SpectraLink Corporation’s (Nasdaq: SLNK) Wireless Telephones are changing the way companies communicate in the workplace. In businesses large and small, SpectraLink’s Wireless Telephones are designed to free workers from desks and workstations, increasing productivity, efficiency and employee satisfaction. SpectraLink, headquartered in Boulder, Colo., has more installed systems, and more experience and application knowledge than any other provider. SpectraLink distributes its products through industry-leading service, equipment, and application providers, cultivating a vast customer base. For more information, call 1-800-676-5465 or visit www.spectralink.com.

Safe Harbor Provision

Portions of this release contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. SpectraLink Corporation wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the ability of SpectraLink to develop and introduce new products and the impact on demand for existing products; the inability to close several large orders in the sales pipeline; continued weakness or further deterioration in the general economic conditions that may reduce demand for, or delay orders for, SpectraLink’s products; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s and its resellers’ ability to develop and execute effective marketing and sales strategies; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; customer concerns over security issues in the 802.11 technology; SpectraLink’s ability to manage potential expansion of operations in the U.S. and internationally; SpectraLink’s ability to respond to rapid technological changes within the on-premises wireless telephone industry; SpectraLink’s ability to attract and retain personnel, including key technical and management personnel; changes in rules and regulations of the FCC; SpectraLink’s ability to protect its intellectual property rights; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, SpectraLink undertakes no obligation to update or revise any forward-looking statements contained herein in order to reflect events or circumstances that may arise after the date of this press release. We refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002, the section titled Forward-Looking Statement Factors in our Form 10-Q for quarterly period ended March 31, 2003, and other reports and filings made with the Securities and Exchange Commission.

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All trademarks, trade names, registered trademarks, or registered trade names are property of their respective holders. For more information, visit the SpectraLink website at www.spectralink.com.

Three pages of tables attached

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
ASSETS

	June 30,	December 31,
	2003	2002

CURRENT ASSETS:
Cash and cash equivalents	$43,665	$44,211
Trade accounts receivable, net of allowance of $335 and $311, respectively	12,629	11,143
Income taxes receivable	—	105
Inventory, net of allowance of $722 and $651, respectively	7,445	7,449
Other	2,287	1,773

Total current assets	66,026	64,681
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,260	1,632
Equipment	7,870	7,240
Leasehold improvements	928	865

	11,058	9,737
Less — accumulated depreciation	(7,751)	(7,224)

Net property and equipment	3,307	2,513
OTHER	479	397

TOTAL ASSETS	$69,812	$67,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,266	$1,023
Income taxes payable	325	—
Accrued payroll, commissions and employee benefits	2,196	2,069
Accrued sales, use and property taxes	628	512
Accrued warranty expenses	404	274
Other accrued expenses and liabilities	1,907	1,564
Deferred revenue	5,938	5,281

Total current liabilities	12,664	10,723
LONG-TERM LIABILITIES	278	178

TOTAL LIABILITIES	12,942	10,901

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 22,223 and 22,130 shares issued, respectively, and 18,294 and 18,648 shares outstanding, respectively	222	221
Additional paid-in capital	64,274	63,763
Retained earnings	21,768	18,412
Treasury stock, 3,929 shares and 3,482 shares, respectively, at cost	(29,394)	(25,706)

TOTAL STOCKHOLDERS’ EQUITY	56,870	56,690

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$69,812	$67,591

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

NET SALES	$18,635	$15,237	$33,204	$29,098
COST OF SALES	5,871	5,428	10,790	10,250

Gross Profit	12,764	9,809	22,414	18,848
OPERATING EXPENSES:
Research and Development	2,101	1,620	4,004	3,142
Marketing and Selling	5,960	5,237	11,104	10,488
General and Administrative	1,062	1,025	2,057	1,958

Total Operating Expenses	9,123	7,882	17,165	15,588

INCOME FROM OPERATIONS	3,641	1,927	5,249	3,260
INVESTMENT INCOME AND OTHER	69	152	164	295

INCOME BEFORE INCOME TAXES	3,710	2,079	5,413	3,555
INCOME TAX EXPENSE	1,410	790	2,057	1,351

NET INCOME	$2,300	$1,289	$3,356	$2,204

BASIC EARNINGS PER SHARE	$0.13	$0.07	$0.18	$0.12

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	18,340	19,060	18,460	19,130

DILUTED EARNINGS PER SHARE	$0.12	$0.07	$0.18	$0.11

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	18,570	19,460	18,690	19,530

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,356	$2,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	527	556
Income tax benefit from the exercise of stock options	56	160
Provision for bad debts	36	110
Provision for excess and obsolete inventory	332	157
Amortization of premium on investments in marketable securities	—	4
Changes in assets and liabilities -
(Increase) decrease in trade accounts receivable	(1,522)	794
(Increase) decrease in inventory	(328)	119
(Increase) decrease in other assets and income taxes receivable	(491)	920
Increase (decrease) in accounts payable	243	(349)
Increase in accrued liabilities, income taxes payable and deferred revenue	1,677	516

Net cash provided by operating activities	3,886	5,191

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,194)	(205)
Maturity of investments in marketable securities	—	1,000

Net cash (used in) provided by investing activities	(1,194)	795

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(6)	—
Proceeds from exercises of common stock options	159	798
Proceeds from issuances of common stock	297	311
Purchases of treasury stock	(3,688)	(4,497)

Net cash used in financing activities	(3,238)	(3,388)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(546)	2,598
CASH AND CASH EQUIVALENTS, beginning of period	44,211	37,242

CASH AND CASH EQUIVALENTS, end of period	$43,665	$39,840

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1,498	$74

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$127	$—